Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$8,503,120
Unrealized Gain (Loss) on Market Value of Commodity Futures	(16,588,440)
Dividend Income	2,378
Interest Income	6,195
ETF Transaction Fees	2,100
Total Income (Loss)	$(8,074,647)

Expenses
General Partner Management Fees	$79,415
Professional Fees	16,212
Brokerage Commissions	2,491
Directors' Fees and insurance	4,568
NYMEX License Fee	1,986
SEC & FINRA Registration Expense	12,865
Total Expenses	$117,537
Net Income (Loss)	$(8,192,184)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 8/1/21	$177,460,664
Additions (50,000 Shares)	1,191,280
Withdrawals (850,000 Shares)	(20,872,905)
Net Income (Loss)	(8,192,184)

Net Asset Value End of Month	$149,586,855
Net Asset Value Per Share (6,000,000 Shares)	$24.93

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596